Exhibit 23.2

Deloitte Accountants B.V.
Orlyplein 1D
1043 DP Amsterdam
P.O.Box 58110
1040 HC Amsterdam
Netherlands

Tel: +31 (20) 582 5000
Fax: +31 (20) 582 4026
www.deloitte.nl

Date	From	Reference
May 19, 2005	A. Sandler	3100007963/MI9986/ns

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of New Skies Satellites Holdings Ltd. on Form S-8 of our report dated January 26, 2005, except for Note 14 as to which the date is March 7, 2005, on the consolidated financial statements and financial statement schedule of New Skies Investments S.a.r.l. and subsidiaries and its predecessor, appearing in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which is a part of Amendment No. 5 to Registration Statement No. 333-122322 of New Skies Satellites Holdings Ltd. on Form S-1.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ Deloitte Accountants B.V.

Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and industry in Rotterdam.	Member of Deloitte Touche Tohmatsu